Exhibit 24.1

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors and/or officers whose signature appears below constitutes and appoints Raymond P. Davis, Ronald L. Farnsworth and Steven L. Philpott, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign this and/or any or all amendments (including post-effective amendments) to this Registration Statement and to sign any Registration Statement that is to be effective on filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, and each of them, full power of authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned directors and/or officers has hereunto set his or her hand in the capacities and on the dates indicated.

Signature	Title	Date

	President and Chief Executive Officer and Director (Principal Executive Officer)	November 14, 2013
/s/ Raymond P. Davis
Raymond P. Davis

	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 14, 2013
/s/ Ronald L. Farnsworth
Ronald L. Farnsworth

	Executive Vice President and Treasurer (Principal Accounting Officer)	November 14, 2013
/s/ Neal T. McLaughlin
Neal T. McLaughlin

	Chairman of the Board of Directors	November 14, 2013
/s/ Peggy Yvonne Fowler
Peggy Yvonne Fowler

	Vice Chairman of the Board of Directors	November 14, 2013
/s/ Bryan L. Timm
Bryan L. Timm

Signature	Title	Date

	Director	November 14, 2013
/s/ Stephen M. Gambee
Stephen M. Gambee

	Director	November 14, 2013
/s/ James S. Greene
James S. Greene

	Director	November 14, 2013
/s/ Luis F. Machuca
Luis F. Machuca

	Director	November 14, 2013
/s/ Laureen E. Seeger
Laureen E. Seeger

	Director	November 14, 2013
/s/ Dudley R. Slater
Dudley R. Slater

	Director	November 14, 2013
/s/ Susan F. Stevens
Susan F. Stevens

	Director	November 14, 2013
/s/ Hilliard C. Terry III
Hilliard C. Terry III

Director

Frank R. J. Whittaker